UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 1, 2017

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2017, Joseph Elkhoury notified the Board of Directors of TETRA Technologies, Inc. (the "Company") that he was resigning from his positions as Senior Vice President and Chief Operating Officer of the Company, effective immediately, for personal reasons.  Stuart M. Brightman, President and Chief Executive Officer of the Company, has assumed the duties carried out by Mr. Elkhoury.  Mr. Elkhoury also resigned as a member of the Board of Directors of CSI Compressco GP Inc., the general partner of CSI Compressco LP.

In connection with his resignation, Mr. Elkhoury and the Company have entered into a Separation and Release Agreement (the “Separation Agreement”) pursuant to which Mr. Elkhoury will remain employed by the Company and provide transition services through November 30, 2017 as requested by the Company.  The Separation Agreement contains a confidentiality provision and imposes other obligations on Mr. Elkhoury that are applicable before and after his effective separation date.  In addition, subject to the terms and conditions set forth in the Separation Agreement, Mr. Elkhoury will receive a lump sum payment of $400,000, less legally required witholdings, payable no later than June 6, 2017.  Upon termination of Mr. Elkhoury’s employment, the remaining unvested shares of restricted stock granted pursuant to his inducement award will become fully vested and no longer subject to forfeiture.  If the Company terminates Mr. Elkhoury’s employment prior to November 30, 2017 other than for specified reasons as set forth in the Separation Agreement, Mr. Elkhoury will be entitled to receive, as severance, his base salary through November 30, 2017.  If (i) prior to November 30, 2017 the Company terminates Mr. Elkhoury’s employment, other than for specified reasons as set forth in the Separation Agreement, or Mr. Elkhoury terminates his employment, or (ii) Mr. Elkhoury continues his employment with the Company through November 30, 2017, subject to Mr. Elkhoury’s execution and delivery of a release agreement and compliance with certain conditions in the Separation Agreement, (a) 12,124 shares of unvested restricted stock awarded by the Company to Mr. Elkhoury in 2017 shall become fully vested and no longer subject to forfeiture and (b) provided Mr. Elkhoury does not become employed by a competitor of the Company prior to November 30, 2017, the Company will also pay an amount in cash equal to $180,000 on the earlier of March 15, 2018 or the date the Company pays its 2017 annual bonuses to its executive officers. Mr. Elkhoury will also receive payment or waiver of any contribution that would otherwise be required from Mr. Elkhoury for him to continue to receive coverage for medical, prescription, and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a period ending on the earlier of (i) the date that is six (6) months following his effective separation date, or (ii) Mr. Elkhoury’s commencement of other employment through which he becomes eligible for such benefits.  The Separation Agreement includes a general release and contemplates the execution of a subsequent release agreement by Mr. Elkhoury upon the termination of his employment.  The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Separation Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 2, 2017, the Company issued a press release with respect to the events disclosed in Item 5.02 above. This press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and the exhibits shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1 99.1	Separation and Release Agreement dated June 1, 2017 by and between TETRA Technologies, Inc. and Joseph Elkhoury. Press Release issued by TETRA Technologies, Inc. on June 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

	By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President & General Counsel
Date: June 2, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1 99.1	Separation and Release Agreement dated June 1, 2017 by and between TETRA Technologies, Inc. and Joseph Elkhoury. Press Release issued by TETRA Technologies, Inc. on June 2, 2017.

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